SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 27, 2005

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2005, Washington Mutual, Inc. (the "Company") named Ronald J. Cathcart its new Chief Enterprise Risk Officer and Executive Vice President, pursuant to an employment offer letter from the Company to Mr. Cathcart (the “Letter”). The key terms of the Letter are briefly summarized below. The following summary description is qualified in its entirety by reference to the Letter, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

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Duties.  Mr. Cathcart will be the Company’s Chief Enterprise Risk Officer and have the corporate title of Executive Vice President.  He will report directly to Kerry Killinger, the Company’s Chairman and Chief Executive Officer, and his employment with the Company will start on December 1, 2005.

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Compensation.  Mr. Cathcart’s starting base salary will be $550,000, and his Leadership Bonus Plan annualized bonus target for 2006 will be 81.8% of his base salary.  The Company will pay Mr. Cathcart a one-time signing bonus of $500,000 and he will receive the Company’s executive officer relocation benefits.  The signing bonus and relocation benefits must be repaid by Mr. Cathcart, in whole or in part, if he voluntarily terminates his employment within 24 months.

-	Washington Mutual Equity. As part of his new hire package, Mr. Cathcart will receive the following awards pursuant to the Company’s 2003 Equity Incentive Plan:

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An option to purchase 70,000 shares of Company common stock.  The option will vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to Mr. Cathcart’s continued employment by the Company.  The option will have an exercise price equal to the market closing price of one share of the Company’s common stock on the day before the grant date.

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Shares of Company restricted stock with a value of $750,000, as determined based upon the market value of one share of Company common stock as of the date of issuance.  The sale and transfer restrictions on these shares of restricted stock will lapse in three equal annual installments starting on the first anniversary of the date of issuance.  Shares still subject to the restrictions will be forfeited if Mr. Cathcart’s employment with the Company ends prior to complete vesting.

	-	Restricted Stock Units awarded pursuant to the Company’s Performance Shares Program with a value of $400,000, as determined based upon the market value of one share of Company common stock as of the date of the award. The 3-year performance measurement period for this award will begin on January 1, 2006.

	-	Shares of Company restricted stock with a value of $1,500,000, as determined based upon the market value of one share of Company common stock as of the date of issuance. The sale and transfer restrictions on these shares of restricted stock will lapse on December 31, 2009, provided that the Company satisfies performance criteria to be specified in the award agreement.

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Employment Term.  Mr. Cathcart will be an at-will employee of the Company, meaning that either he or the Company may terminate employment at any time, for any reason, and without cause or advance notice.

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Change in Control.  Mr. Cathcart will receive the Company's standard executive officer employment (change in control) agreement providing for payment of an amount equal to 3 times Mr. Cathcart’s annual compensation and accelerated vesting of stock options and restricted stock under certain circumstances and in the event of certain terminations of employment within 3 years after a change in control of the Company.  A form of the agreement is filed as Exhibit 10.12 to the Company's Form 10-K filed on March 18, 1998.

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Other Benefits.  Mr. Cathcart will be eligible to participate in other benefit arrangements available to the Company's executive officers, including the Company's pension, 401(k) and medical benefit plans.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

          As disclosed under Items 1.01, on October 27, 2005, the Company named Ronald J. Cathcart its new Chief Enterprise Risk Officer and Executive Vice President.  The Company’s press release announcing the hiring of Ronald J. Cathcart is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Employment Offer Letter, accepted by Ronald J. Cathcart on October 27, 2005.
	99.1	Press Release, dated November 2, 2005, announcing the appointment of Ronald J. Cathcart as Chief Enterprise Risk Officer and Executive Vice President.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2005		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

Exhibit Index

Exhibit No.	Description

10.1	Employment Offer Letter, accepted by Ronald J. Cathcart on October 27, 2005.
99.1	Press Release, dated November 2, 2005, announcing the appointment of Ronald J. Cathcart as Chief Enterprise Risk Officer and Executive Vice President.